EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002

In connection with the Quarterly Report of Simon Property Group, L.P. (the “Company”) on Form 10‑Q for the period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes‑Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID SIMON
David Simon
Chairman of the Board of Directors,
Chief Executive Officer and President of
Simon Property Group, Inc., General Partner
Date: May 11, 2020

/s/ Brian J. McDade
Brian J. McDade
Executive Vice President, Chief Financial Officer,
and Treasurer of Simon Property Group, Inc.,
General Partner
Date: May 11, 2020